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                                                                     EXHIBIT 4.2


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                                WARRANT AGREEMENT


                           Dated as of March 19, 1998

                                -By and Between-

                           AAMES FINANCIAL CORPORATION

                                       and

                          TURTLE CREEK REVOCABLE TRUST


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The securities represented by the Warrants referred to herein have not been registered under the Securities Act of 1933, as amended. The transferability of such securities and of any securities which may be issued upon the exercise


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of such securities is subject to the provisions of this Warrant Agreement.


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                                TABLE OF CONTENTS

                                                                            Page

Section 1.   Issuance of Warrants; Exercise Price..............................1
Section 2.   Form of Warrant Certificates......................................2
Section 3.   Execution of Warrant Certificates.................................2
Section 4.   Registration; Transfers and Exchanges.............................3
Section 5.   Mutilated or Missing Warrant Certificates.........................3
Section 6.   Duration and Exercise of Warrants.................................3
Section 7.   Payment of Taxes; Transfer and Exchange Fees......................7
Section 8.   Adjustments; Notices..............................................8
Section 9.   Fractional Warrants and Fractional Shares........................16
Section 10.  No Rights as Stockholders........................................17
Section 11.  Representations, Warranties and Covenants of the Company.........17
Section 12.  Inspection of Warrant Agreement..................................20
Section 13.  Issuance of New Warrant Certificates.............................20
Section 14.  Notices..........................................................20
Section 15.  Supplements and Amendments.......................................21
Section 16.  Successors.......................................................22
Section 17.  Governing Law....................................................22
Section 18.  Jurisdiction and Venue...........................................23
Section 19.  Benefits of this Agreement.......................................23
Section 20.  Severability.....................................................23
Section 21.  Specific Performance.............................................24
Section 22.  Integration......................................................24
Section 23.  Further Assurances...............................................24
Section 24.  Headings and Table of Contents...................................24
Section 25.  Counterparts.....................................................25
Section 26.  Legends..........................................................25
Section 27.  Opinion on Transfer of Warrant Shares After Exercise.............25


EXHIBIT A.   FORM OF WARRANT CERTIFICATE

EXHIBIT B.   FORM OF ASSIGNMENT


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            WARRANT AGREEMENT (this "Agreement"), dated as of March 19, 1998, by and among Aames Financial Corporation, a Delaware corporation (the "Company") and Turtle Creek Revocable Trust, a trust formed under the laws of the State of Texas (the "Purchaser").

            WHEREAS, the Company and the Purchaser have entered into a Stock Purchase Agreement, dated as of the date hereof (the "Stock Purchase Agreement"); and

            WHEREAS, pursuant to the Stock Purchase Agreement, as consideration for the purchase of 556,466 shares of Common Stock ("Common Stock"), par value $.001 per share, of the Company (the "Purchase Shares"), the Company will issue to the Purchaser at the Closing (as defined in the Stock Purchase Agreement) 556,466 warrants to purchase 556,466 shares of Common Stock (each a "Warrant" and collectively, "Warrants"), at an exercise price of $17.2031 per share, subject to adjustment as provided herein; and

            WHEREAS, the Company and the Purchaser have entered into a Registration Rights Agreement, dated as of the date hereof, providing for certain matters relating to the registration of the Purchase Shares and the Common Stock issuable upon exercise of the Warrants under the Securities Act of 1933, as amended (the "Securities Act");

            WHEREAS, the Company and Thirty-Five East Investments LLC (the "Other Purchaser") have entered into a stock purchase agreement, dated the date hereof (the "Other Stock Purchase Agreement"), providing for, among other things, the sale by the Company and the purchase by the Other Purchaser of an aggregate of 2,225,865 shares of Common Stock and warrants to purchase 2,225,865 shares of Common Stock at an initial exercise price of $17.2031 per share, a warrant agreement, dated the date hereof, relating to such warrants (the "Other Warrant Agreement");

            NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

            Section 1. Issuance of Warrants; Exercise Price. Pursuant to the Stock Purchase Agreement, the Company shall issue and deliver to the Purchaser one or more warrant


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certificates (each a "Warrant Certificate") representing an aggregate of 556,466
Warrants. Each Warrant shall initially provide the Purchaser, or such other registered holder of such Warrant to whom transfer is authorized in accordance with the terms of this Agreement (the Purchaser and such other registered holder(s) are hereinafter referred to individually as the "Registered Holder" and collectively as the "Registered Holders"), with the right to purchase initially one fully paid and nonassessable share of Common Stock (a "Share" and, collectively, the "Shares") in consideration of the payment by the Registered Holder of the exercise price (the "Exercise Price") at the time in effect hereunder. The Exercise Price shall initially be $17.2031 per Warrant. The Exercise Price and the number of Shares issuable upon exercise of a Warrant (the "Warrant Exercise Rate") shall be subject to adjustment as provided in Section
8.

            Section 2. Form of Warrant Certificates. The Warrant Certificates representing the Warrants and the Forms of Exercise and Assignment attached thereto shall be substantially in the forms set forth in Exhibits A and B attached hereto. The Warrant Certificates shall be typewritten, printed, lithographed or engraved and may have such letters, numbers or other marks of identification and such legends or endorsements as may be required to comply with any applicable law, rule or regulation or with the rules of any securities exchange or as may, consistent with the provisions of this Agreement, be determined by the officers executing any such Warrant Certificate, as evidenced by their execution of the Warrant Certificate. Each Warrant Certificate shall contain a legend substantially as set forth in the Form of Warrant Certificate attached hereto as Exhibit A.

            Section 3. Execution of Warrant Certificates. The President or any Vice President of the Company shall execute the Warrant Certificates on behalf of the Company, and the official seal of the Company (which may be in facsimile form) shall be reproduced on the Warrant Certificates and attested by the Secretary or any Assistant Secretary of the Company. The signatures of the President or any Vice President and of the Secretary or any Assistant Secretary on any Warrant Certificate may be manual or facsimile. Warrant Certificates may bear the manual or facsimile signatures of individuals who were at the time of


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execution of such Warrant Certificates the proper officers of the Company notwithstanding that such individuals, or any of them, ceased to be such officers prior to the delivery of such Warrant Certificate or were not such officers at the date of this Agreement.

            Section 4. Registration; Transfers and Exchanges. The Company shall maintain at its executive offices a register reflecting the ownership of the Warrant Certificates and any transfers thereof from time to time (the "Warrant Register").

            The Company may deem and treat the Registered Holder of each Warrant Certificate as indicated in the Warrant Register as the absolute owner thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for the purpose of any exercise thereof, any distribution to the Registered Holder thereof and for all other purposes, and the Company shall not be affected in any way by any notice to the contrary.

            Upon execution and delivery of a written notice in the form of Exhibit B to the Company by the Registered Holder and its transferee of a transfer of any Warrant Certificate, the Company shall reflect such transfer in the Warrant Register.

            Section 5. Mutilated or Missing Warrant Certificates. If any Warrant Certificate at any time becomes mutilated, lost, stolen or destroyed, the Company will issue in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and in substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate and indemnity reasonably satisfactory to the Company.

            Section 6. Duration and Exercise of Warrants.

            (a) The Warrants shall expire on April 19, 2001 (the "Expiration Date"), notwithstanding any change in the capitalization of the Company as a result of any stock split, stock dividend, stock combination or otherwise. Each Warrant may be exercised by the


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      Registered Holder thereof only upon the occurrence of a Purchase Event (as defined below) of the Company. Thereafter, Warrants may be exercised on any business day beginning on the date of the Purchase Event and prior to the close of business on the Expiration Date. Each Warrant not exercised at or before the close of business on the Expiration Date shall become void and of no value, and all rights of the Registered Holder under the Warrant Certificate and under this Agreement shall cease.

            (b) For purposes of this Section 6, the following terms shall have the meanings ascribed to them:

            "Purchase Event" shall mean any of the following events or transactions occurring after the date hereof:

                  (i) The Company or any of its subsidiaries shall have entered into an agreement to engage in an Acquisition Transaction (as defined below) with any Person (the term "Person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act"), and the rules and regulations thereunder) other than Ronald O. Perelman, Gerald J. Ford or any of their respective affiliates which is not a Person with equity securities listed on a national securities exchange or quoted on the Nasdaq National Market (each, a "Non-Public Purchaser Affiliate") or the Board of Directors of the Company shall have recommended that the shareholders of the Company approve or accept any Acquisition Transaction with any Person other than a Non-Public Purchaser Affiliate. For purposes of this Section 6, "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving the Company or any of its significant subsidiaries, (y) a purchase, lease or other acquisition of all or substantially all of the assets of the Company or any significant subsidiary or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 50% or more of the voting power of the Company or any of its significant subsidiaries, provided that


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            the term "Acquisition Transaction" does not include any internal merger, consolidation, or similar transaction involving solely the Company and one or more of its subsidiaries or a merger, consolidation or similar transaction as to which the holders of the Company?s common stock immediately prior thereto own in the aggregate at least 50% of the common stock of the publicly held surviving or successor corporation or any publicly held ultimate parent company thereof immediately after giving effect thereto.

                  (ii) Any Person (other than a Non-Public Purchaser Affiliate or any subsidiary of the Company acting in a fiduciary capacity in the ordinary course of business) shall have acquired Beneficial Ownership of shares of Common Stock (the term "Beneficial Ownership" for purposes of this Section 6, having the meaning assigned thereto in Section 13(d) of the Exchange Act, and the rules and regulations thereunder) such that, upon the consummation of such acquisition, such Person would have Beneficial Ownership, in the aggregate, of 50% or more of the then outstanding shares of Common Stock;

                  (iii) Any Person other than any Non-Public Purchaser Affiliate shall have made a bona fide proposal to the Company or its shareholders, by public announcement or written communication that is or becomes the subject of public disclosure, to engage in an Acquisition Transaction (including, without limitation, any situation in which any Person other than a Non-Public Purchaser Affiliate shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act) or shall have filed a registration statement under the Securities Act, with respect to, a tender offer or exchange offer to purchase any shares of Common Stock such that, upon consummation of such offer, such Person would own or control 50% or more of the then outstanding shares of Common Stock; and

                  (iv) The first day on which a majority of the members of the Board of Directors of the Company are not "Continuing Directors" (defined as


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            members of the Board of Directors of the Company who (A) were members of such Board on the date hereof or (B) were nominated for election or elected to such Board pursuant to the Stock Purchase Agreement, the Other Stock Purchase Agreement, or with the approval of a majority of the Continuing Directors who where members of such Board at the time of such nomination or election).

            "Business day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Los Angeles, California are authorized or obligated by law or executive order to close.

            (c) The Company shall notify the Purchaser promptly in writing of the occurrence of any Purchase Event (other than by a Non-Public Purchaser Affiliate).

            (d) Subject to the provisions of this Agreement, the Registered Holder of a Warrant Certificate shall have the right to exercise the Warrant or Warrants evidenced by such Warrant Certificate by delivering the Warrant Certificate, along with the Form of Exercise attached thereto duly filled in and executed by the Registered Holder or his duly authorized agent, and, upon such exercise, to purchase from the Company at a purchase price equal to the Exercise Price then in effect multiplied by the number of Warrants so exercised (such product, the "Aggregate Exercise Price") the number of Shares at the time purchasable upon exercise of such Warrant or Warrants, including any shares of any class or series of stock into which such Shares may hereafter be changed upon surrender to the Company of the Warrant Certificate evidencing such Warrant or Warrants, upon payment of the Aggregate Exercise Price in lawful money of the United States of America in cash, by cashier's check payable to the order of the Company or by wire transfer to the Company's account of immediately available funds. The number of Shares, and the amount and type of securities or other property, purchasable upon exercise of a Warrant shall be subject to adjustment as provided in Section 8.


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            (e)   Subject to Section 7, (i) upon such surrender of a Warrant
      Certificate and payment of the Aggregate Exercise Price with respect to the Warrant or Warrants being exercised on or prior to the Expiration Date, the Company shall deliver or cause to be delivered to the Registered Holder surrendering such Warrant Certificate certificates for the Shares, certificates or other appropriate instruments for any other securities, and such other property issuable upon the exercise of such Warrant or Warrants evidenced by such Warrant Certificate being exercised, in such name or names as the Registered Holder of such Warrant Certificate shall designate on the Form of Exercise attached thereto and bearing such restrictive legends concerning transferability as the Company deems necessary; and (ii) such Shares, securities and other property shall be deemed to have been issued, and any person so designated therein shall be deemed to have become the holder of record of such Shares, securities or property as of the date of the surrender of such Warrant Certificate and payment of the Aggregate Exercise Price.

            (f) All or fewer than all of the Warrants evidenced by a Warrant Certificate may be exercised on any occasion. In the event that fewer than all of the Warrants represented by a Warrant Certificate are exercised, upon such exercise the Company shall execute and deliver to the Registered Holder thereof or, subject to Section 4 hereof, such person or entity as shall be designated in the Form of Exercise attached to such Warrant Certificate a new Warrant Certificate representing the Warrants not so exercised.

            Section 7. Payment of Taxes; Transfer and Exchange Fees. The Company shall not be required to pay any transfer, documentary, stamp or other taxes imposed under any federal, state or local laws on Warrant Certificates issued pursuant to transfers or exchanges or under other circumstances covered in Sections 4, 5 or 9 hereof.

            The Company shall pay any tax or taxes or government charges of any kind that may be payable in respect of any issuance of any stock certificates for the Shares, any certificates or other instruments for any other


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securities, or any other property purchased upon exercise of a Warrant.

            Section 8. Adjustments; Notices. The Exercise Price and the number of Shares purchasable upon the exercise of each Warrant are subject to adjustment from time to time as provided in this Section.

            (a) In case the Company shall pay or make a dividend or other distribution on any class of capital stock of the Company in Common Stock, the Exercise Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Exercise Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares plus the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination; and in the event that such dividend or other distribution is not so made, or is made in part, the Exercise Price shall again be adjusted to the Exercise Price which would then be in effect (i) if such record date has not been fixed or (ii) based on the actual number of shares actually issued, as the case may be.

            (b) In case the Company shall issue shares of Common Stock at a price, or securities convertible into, exchangeable for or exercisable for shares of Common Stock ("Convertible Securities") having a Conversion Price (as defined below), per share less than the current fair market value per share (determined as provided in paragraph (f) of this Section
      8) of the Common Stock on the date such shares or Convertible Securities are issued, the Exercise Price in effect at the opening of business on the day following the date on


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      which such shares or Convertible Securities are issued shall be reduced by multiplying such Exercise Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date on which such shares or Convertible Securities are issued plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so issued, or the number of shares of Common Stock which the aggregate of the Conversion Price of such Convertible Securities so issued, would purchase at such current fair market value and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date on which such shares or Convertible Securities are issued plus the number of shares of Common Stock so issued or the number of shares of Common
      Stock issuable upon conversion, exchange or exercise of such Convertible Securities so issued, such reduction to become effective immediately after the opening of business on the day following the date on which such shares are issued.

            For purposes of this Section 8(b), the total offering price of any securities is the offering price to the public before deduction of underwriting discounts and commissions, and "Conversion Price" of any Convertible Securities is the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities (before deduction of underwriting discounts and commissions) plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion, exchange or exercise thereof.

            Notwithstanding the foregoing, no adjustment to the Exercise Price shall be made (i) on the account of the issuance of any Purchase Shares or shares of Common Stock pursuant to the Other Stock Purchase Agreement,
      (ii) on the account of the grant or issuance of any option or securities either prior to or after the date hereof pursuant to any employee benefit plans of the Company, (iii) on the account of the grant of any Warrants or issuance of any Shares or other securities pursuant to this Agreement, the Stock Purchase Agreement, the Other Stock Purchase Agreement or the Other Warrant Agreement; or (iv) on the account of the issuance of any securities upon the conversion of the Company?s outstanding 5.5% Convertible Subordinated Debentures Due 2006.


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            In case part or all of the subscription or purchase price for the
      Common Stock shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the vote of a majority of the Board of Directors of the Company other than any director who is a Registered Holder, the nominee of a Registered Holder or any affiliate, director, officer, trustee, beneficiary or employee of a Registered Holder (the "Non-Interested Directors").

            (c) In case the Company shall (i) subdivide its outstanding shares of Common Stock into a greater number of shares, (ii) combine its outstanding shares of Common Stock into a smaller number of shares or
      (iii) issue by reclassification of its shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation) any shares of capital stock (any such subdivision, combination or reclassification a "Change of Shares"), the Exercise Price in effect at the effective date of such Change of Shares shall be proportionally adjusted so that the holder of any Warrants exercised after such time shall be entitled to receive the aggregate number and kind of shares which, if such Warrants had been converted immediately prior to such time, paying the same aggregate consideration, he would have owned upon such exercise and been entitled to receive upon such Change of Shares. Such adjustment shall become effective immediately after the effective date of such Change of Shares.

            (d) In case the Company shall fix a record date for the making of a distribution, by dividend or otherwise, to all holders of its Common Stock evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to in paragraph (b) of this Section, any dividend or distribution paid in cash out of the retained earnings of the Company and any dividend or distribution referred to in paragraph (a) of this Section), the Exercise Price in effect after the record date shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the close of business on the record date by a fraction of which the numerator shall


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      be the current fair market value per share (determined as provided in paragraph (f) of this Section) of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the vote of a majority of the Non-Interested Directors of the Company, whose determination shall be conclusive and described in a resolution of the Board of Directors of the Company) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator shall be such current fair market value per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the record date. In the event that such distribution is not so made, the Exercise Price shall again be adjusted to the Exercise Price which would then be in effect if such record date has not been fixed.

            (e) Upon each adjustment of the Exercise Price pursuant to this Section, each Warrant outstanding immediately prior to such adjustment shall thereafter constitute the right to purchase, at the adjusted Exercise Price per share, an adjusted number of Shares determined (to the nearest one-hundredth of a Share) by multiplying the number of Shares purchasable upon exercise of a Warrant immediately prior to such adjustment by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price in effect immediately after such adjustment.

            (f)   For the purpose of any computation under paragraphs (b) and
      (d) of this Section, the current fair market value per share of Common Stock on any date shall be (a) the arithmetic average of the daily last sale prices of the Common Stock for the 15 consecutive trading days commencing 25 trading days prior to such time, as officially reported on the principal national securities exchange on which the Common Stock is then listed (or the NASDAQ if the Common Stock is not listed on a national securities exchange but is designated as a national market system security by the NASD) or (b) if the Common Stock is not then listed or quoted on the over-the-counter market, the fair market value of the


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      Common Stock as determined by the Company?s Board of Directors.

            (g) The Company may make such reductions in the Exercise Price, in addition to those otherwise required by this Section, as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

            (h) No adjustment under this Section in the Exercise Price (and, therefore, no adjustment in the number of Shares purchasable upon the exercise of Warrants) shall be required unless such adjustment would require an increase or decrease of at least $0.25 in such price; provided, however, that any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken into account in determining any subsequent adjustment. All calculations under this Section shall be made to the nearest one-hundredth of a cent or to the nearest one-hundredth of a Share, as the case may be.

            (i) Whenever the Exercise Price and the number of Shares purchasable upon the exercise of a Warrant are adjusted as herein provided, the Company shall as soon as practicable, but in no event later than 30 calendar days thereafter:

                  (i) compute the adjusted Exercise Price in accordance with this Section and shall prepare a certificate signed by the principal accounting officer of the Company or any other appropriate officer or official of the Company setting forth the adjusted Exercise Price and the adjusted number of Shares purchasable upon the exercise of Warrants and showing in reasonable detail the facts upon which such adjustments are based; and

                  (ii) cause to be given notice to each of the Registered Holders at such Registered Holder's address appearing in the Warrant Register. Such notice shall set forth the adjusted Exercise Price and the adjusted number of such Shares. Where appropriate, any such notice may be given in advance and included as part of any other notice


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            required to be mailed under the other provisions of this Section.

                  The failure to give the notice required in this paragraph or any defect therein shall not affect the legality or validity of the event causing the adjustment of the Exercise Price and the number of Shares purchasable upon the exercise of the Warrant or the vote thereon or any other action taken in connection therewith.

            (j)   In case:

                  (i) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its retained earnings; or

                  (ii) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class (or securities convertible into shares of capital stock of any class) or of any other rights or shall issue shares of Common Stock; or

                  (iii) any of the following transactions occur -- any
            reclassification of the capital stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or any sale or transfer of all or substantially all of the assets of the Company; or

                  (iv) the Company shall be (voluntarily or involuntarily) dissolved, liquidated or wound up;

      then the Company, if notice of such event is being mailed to the holders of the Common Stock, shall cause to be mailed to the Registered Holders, at or prior to the time notice of such event is mailed to the holders of the Common Stock, a copy of the notice being mailed to the holders of the Common Stock. The failure to give the notice required in this paragraph or any


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      defect therein shall not affect the legality or validity of any dividend, distribution, right, warrant, consolidation, merger, sale, transfer, dissolution, liquidation or winding up or the vote thereon or any other action taken in connection therewith.

            (k) In any case in which this Section 8 shall require that any adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of the event issuing to the Registered Holder of any Warrants exercised after that record date the Shares or other capital stock of the Company, if any, issuable upon exercise over and above the Shares or other capital stock of the Company, if any, issuable upon the exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to the holder a due bill or other appropriate instrument evidencing such holder?s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

            (l) In case the Company shall have issued Convertible Securities and the Exercise Price was adjusted pursuant to Section 8(b), upon the expiration of such Convertible Securities or upon the expiration of such securities? conversion privilege, the number of Shares purchasable upon exercise of a Warrant and the Exercise Price, to the extent such Warrant has not then been exercised, shall, upon such expiration, be readjusted and shall thereafter be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (A) the fact that the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such Convertible Securities, and (B) the fact that such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for the issuance, sale or grant of all such Convertible Securities whether or not exercised; provided, however, that no such readjustment shall have the effect of increasing the Exercise Price by an amount in excess of the amount of the adjustment initially made in respect to the issuance, sale or grant of such Convertible Securities.

            (m) In case of any consolidation of the Company with or merger of the Company into any other person, any merger of another person into the Company (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company) or any sale or transfer of all or substantially all of the assets of the Company, each Warrant then outstanding shall thereafter, at the then Exercise Price and upon the other terms and conditions specified in this Agreement, be exercisable for the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of the Company issuable upon exercise of such Warrant immediately prior to such consolidation, merger, sale or transfer, assuming such holder of Common Stock of the Company is not a person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (a "Constituent Person"), or a person directly or indirectly controlling, controlled by, or under common control with a Constituent Person (an "Affiliate"), and failed to exercise its rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock of the Company held immediately prior to such consolidation, merger, sale or transfer by others than a Constituent Person or Affiliate thereof or in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purpose of this Section the kind and amount of securities, cash and other property receivable upon each such consolidation, merger, sale or transfer by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). Prior to or simultaneously with effecting any such consolidation, merger, sale or transfer, the person formed by such consolidation or the successor resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to each Registered Holder a supplemental warrant agreement containing provisions to the effect set forth in the previous sentence and providing for adjustments which, for events subsequent to the effective date of such supplemental warrant agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section and containing an agreement to be bound by the provisions of this Agreement.

            (n) Upon the occurrence of any event requiring an adjustment of the Exercise Price as described above, if the foregoing adjustments do not result in the kind and number of shares of Common Stock to be issued upon exercise of the Warrants having substantially equal value after such event as the kind and number of shares of Common Stock issuable upon exercise of the Warrants immediately prior to such event, the Company shall make such other or additional adjustments to the Exercise Price and the Warrant Exercise Rate as may be required to carry out the intention of the parties that no such event shall result in any increase or decrease in the value of such Warrants.

            (o) The above adjustments shall be made, to the extent applicable, successively whenever any event described above shall occur.

            (p) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrant Certificates theretofore or thereafter issued may continue to express the same Exercise Price per Share and number and kind of Shares as are stated on the Warrant Certificates initially issuable pursuant to this Agreement.

            Section 9. Fractional Warrants and Fractional Shares. The Company shall not be required to exchange or transfer Warrants for fractions of Warrants. The Company will not be required to issue any fractional Warrants representing fractional shares of Common Stock or other distributed securities upon exercise of the Warrants or distribute stock certificates or other instruments that evidence fractional shares of Common Stock or other distributed securities and the Company will not pay any cash adjustment in respect of any fractional shares of Common Stock or other distributed securities otherwise issuable upon the exercise of any Warrant.

            Section 10. No Rights as Stockholders. Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the Registered Holder thereof the right to vote, receive dividends or to be deemed for any purpose the holder of Common Stock or of any other securities of the Company that may at any time be issuable on the exercise of the Warrant Certificates, nor shall anything contained herein or in the Warrant Certificates be construed to confer upon the Registered Holders thereof, as such, any of the rights of a stockholder of the Company or any right to vote on matters submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or, without limitation, otherwise) or to receive notice of meetings, or to receive subscription rights or otherwise, until the Warrants evidenced by the Warrant Certificates shall have been exercised as provided herein.

            Section 11. Representations, Warranties and Covenants of the Company. The Company represents, warrants and agrees with each Registered Holder that:

            (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to carry out and perform its obligations under this Agreement.

            (b) The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock and 1,000,000 shares of preferred stock. At March 17, 1998, there was outstanding 27,823,317 shares of Common Stock and 0 shares of preferred stock. At February 28, 1998, the Company had outstanding 5,037,121 options to purchase shares of Common Stock, which options were duly granted pursuant to the 1991 Stock Incentive Plan, 1995 Stock Incentive Plan, 1996 Stock Incentive Plan, 1997 NonQualified Stock Option Plan, 1997

      Stock Option Plan and outside of any such plans. Each such plan has been duly approved by the Board of Directors and, except for the 1997 Non-Qualified Stock Option Plan, stockholders of the Company. 5,315,505 shares of Common Stock are reserved for issuance upon exercise of such options, 6,106,617 shares of Common Stock are reserved for issuance upon conversion of the Company?s 5.5% Subordinated Convertible Debentures due 2006. 500,000 Shares of preferred stock are reserved for issuance upon exercise of the Rights distributed to holders of Common Stock pursuant to the Rights Agreement, 1,124,184 shares of Common Stock are reserved for issuance under the Company's Dividend Reinvestment and Stock Purchase Plan and 562,500 shares of Common Stock are reserved for issuance under the Company?s Stock Purchase Plan.

            (c) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable in accordance with its terms except as such enforceability may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent transfer, equitable subordination or other laws relating to or affecting creditor's rights and general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing; and neither the issuance of the Warrants nor the issuance of the shares of Common Stock issuable upon exercise of the Warrants will result in a breach or violation of any terms or provisions of, or constitute a default under, any contract, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is currently a party or by which the Company is currently bound, the Certificate of Incorporation or Bylaws of the Company, or any law, order, rule, regulation or decree of any government, governmental agency or court, domestic or foreign, currently applicable to the Company, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, except for such breaches, violations or defaults as, individually and in the aggregate, do not have a material adverse effect on the Company and its Subsidiaries, taken as a whole, assuming that all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") have expired or been terminated and all applicable filings pursuant to state securities laws, the HSR Act, the Securities Act, the

      Exchange Act and the rules and regulations of the New York Stock Exchange have been made.

            (d) No consent, approval, authorization or order of any court or governmental agency or body or any third party is required to be obtained by the Company for the sale and issuance of the Warrants or the issuance of the shares of Common Stock issuable upon exercise of the Warrants except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities laws, the HSR Act, the Securities Act, the Exchange Act and the rules and regulations of the New York Stock Exchange. Upon the valid exercise of the Warrants by a Registered Holder thereof, the shares of Common Stock with respect to which the Warrants are exercised shall be fully paid and nonassessable.

            (e) The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement or of the Warrants.

            (f) The Company shall not consolidate with or merge into any other corporation or sell, transfer or lease its properties and assets as an entirety or substantially as an entirety to any entity, unless the entity formed by such consolidation or into which the Company is merged or the entity which acquires by sale or transfer, or which leases, the properties and assets of the Company as an entirety or substantially as an entirety shall be a corporation, company, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by supplemental agreement, the due and punctual performance and observance of each and every obligation, covenant and condition of this Agreement to be performed or observed by the Company. Upon any such consolidation, merger, sale, transfer or lease in accordance with the preceding sentence, such entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if such successor entity had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor entity shall be relieved of all obligations and covenants under this Agreement and the Warrants.

            (g) The Company covenants to at all times keep reserved and available, for the purpose of effecting the exercise of the Warrants, free from preemptive rights, out of its authorized but unissued Common Stock the full number of shares of Common Stock sufficient to provide for the exercise of all rights of purchase represented by all outstanding Warrants.

            Section 12. Inspection of Warrant Agreement. The Company shall keep copies of this Agreement and any notices given or received hereunder available for inspection by Registered Holders during normal business hours at its executive offices.

            Section 13. Issuance of New Warrant Certificates. Notwithstanding any of the provisions of this Agreement or of the Warrants to the contrary, the Company may, at its option, issue new Warrant Certificates evidencing Warrants in such form as may be approved by its Board of Directors which reflect any adjustment or change in the number or kind or class of shares of stock or other securities or property purchasable under the Warrant Certificates made in accordance with the provisions of this Agreement. The Company may, at its option, require Registered Holders of Warrants to surrender their old Warrant Certificates for any such new Warrant Certificates. The Company shall make no service or other charge in connection with any such exchange or Warrant Certificates, except for any taxes payable in connection therewith.

            Section 14. Notices. All instructions, notices and other communications to be given to any party hereto shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid and return receipt requested, and shall be deemed to be given for purposes of this Agreement on the day when delivered to the intended party at its address specified below:

            (a)   If to the Company:

                  Aames Financial Corporation
                  350 South Grand Avenue, 52nd Floor
                  Los Angeles, California  90071
                  Attention:  Barbara S. Polsky

      With copy to:

                  Manatt, Phelps & Phillips LLP
                  11355 West Olympic Boulevard
                  Los Angeles, California  90064
                  Attention:  William Quicksilver

or such other address as the Company may designate from time to time by written notice to the Registered Holder.

            (b) If to the Registered Holder, then at the address as set forth in the Warrant Register or such other address as the Registered Holder may designate from time to time by written notice to the Company.

            Section 15. Supplements and Amendments. The Company and the Registered Holders of a majority of the then outstanding Warrants may from time to time supplement or amend this Agreement, without the approval of any other Registered Holders, in order to cure any ambiguity or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and such Registered Holders may deem necessary or desirable and that shall not adversely affect the interests of the Registered Holders. This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument duly executed by the Company and the Registered Holders of a majority of the then-outstanding Warrants; provided, however, that no such amendment or waiver shall, without the consent of the Registered Holder of each outstanding Warrant affected thereby, (a) alter the provisions of this Agreement so as to affect adversely the Exercise Price, the number of shares of Common Stock purchasable upon exercise of a Warrant, or the adjustment provisions of
Section 8, or (b) reduce the number of Warrants outstanding the consent of whose Registered Holders is required for any such amendment or waiver. Each Registered Holder shall be bound by any amendment or waiver effected pursuant to this
Section 15, whether or not any notice, writing or marking indicating such amendment or waiver appears on the certificates for the Warrants held by such Registered Holder or is delivered to such Registered Holder.

            Section 16. Successors. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns hereunder of the Company or any Registered Holder. In the event that any transferee of a Registered Holder shall acquire Warrants, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, upon the execution and delivery to the Company of an assignment in the form of Exhibit B hereto, be deemed a party hereto for all purposes and such Warrants shall be held subject to all of the terms of this Agreement, and by taking and holding such Warrants, such transferee shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement. In addition, in connection with a bona fide pledge of any Warrants to secure indebtedness or other obligations, a Registered Holder may assign its rights, interests and obligations hereunder to the beneficiary of such pledge; provided that if the beneficiary of such pledge becomes, or through the exercise of remedies under such pledge causes another person to become, a Registered Holder of Warrants, such Registered Holder agrees to be bound by the terms of this Agreement by execution and delivery to the Company of written notice in the form of Exhibit B pursuant to Section 4 or otherwise; and provided further that unless and until the immediately preceding proviso is applicable, the pledgor shall remain bound by the terms of this Agreement. The Company shall not have either the right or the power to assign or delegate any right or obligation hereunder (except by merger or other operation of law) without the written consent of Registered Holders holding a majority of the then outstanding Warrants.

            SECTION 17. GOVERNING LAW. THIS AGREEMENT, EACH WARRANT CERTIFICATE AND EACH WARRANT ISSUED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PROVISIONS THEREOF.

            Section 18. Jurisdiction and Venue. Each of the parties hereto hereby irrevocably submits in any legal action or proceeding relating to or arising out of this Agreement or any other document relating hereto or delivered in connection with the transactions contemplated hereby, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the United States District Court for the District of Delaware (or if such court does not have jurisdiction, the courts of the State of Delaware, Newcastle County, and appellate courts thereof. Each of the parties hereto further (a) consents that any such action or proceeding may be brought in such court and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (b) agrees that service of process in any such action or proceeding may be effected by personal delivery thereof to such party?s registered office in the jurisdiction in which it is incorporated, with a copy to such party at its address as provided in Section 14; and (c) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

            Section 19. Benefits of this Agreement. Except as otherwise provided for in Section 16, nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Registered Holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company and the Registered Holders of the Warrant Certificates.

            Section 20. Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstances, is held or rendered invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way affected or impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

            Section 21. Specific Performance. The Company acknowledges that it would be impossible to determine the amount of damages that would result from any breach by it of any of the provisions of this Agreement and that the remedy at law for any breach, or threatened breach, of any of such provisions would likely be inadequate and, accordingly, agrees that each Holder shall, in addition to any other rights or remedies which it may have, be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to compel specific performance of, or restrain the Company from violating any of, such provisions. In connection with any action or proceeding for injunctive relief, the Company hereby waives the claim or defense that a remedy at law alone is adequate and agrees, to the maximum extent permitted by law, to have each provision of this Agreement specifically enforced against it, without the necessity of posting bond or other security against it, and consents to the entry of injunctive relief against it enjoining or restraining any breach or threatened breach of this Agreement.

            Section 22. Integration. This Agreement and the documents referred to herein or delivered pursuant hereto, including the exhibits hereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof. There are no agreements, representations, warranties, covenants or undertakings with respect to the subject matter hereof and thereof other than those expressly set forth herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to this subject matter.

            Section 23. Further Assurances. Each of the parties hereto shall execute and deliver such further instruments and documents and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

            Section 24. Headings and Table of Contents. The section and subsection headings herein and the table of contents are for convenience only and shall not affect the construction hereof.

            Section 25. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

            Section 26. Legends. The certificates evidencing the Warrants and the shares of Common Stock issuable upon exercise of the Warrants shall bear a legend to the effect that such security may not be sold or transferred unless registered under the Securities Act or if an exemption thereunder is available. Such legend shall be removed upon registration under the Securities Act or if the Purchaser or any transferee delivers an opinion of counsel reasonably acceptable to the Company to the effect that such legend is no longer required under the Securities Act. In addition, certificates evidencing the Warrants shall bear a legend which states that such Warrants are subject to the terms of this Agreement.

            Section 27. Opinion on Transfer of Warrant Shares After Exercise. Notwithstanding anything to the contrary stated herein, neither the Company nor the Company?s transfer agent and registrar shall be required to reflect the transfer of the Shares or other securities issued upon exercise of the Warrants unless such Shares or other securities have been transferred pursuant to a registration statement which is effective under the Securities Act of the Company or the Company?s transfer agent and registrar has received an opinion of counsel, who is reasonably acceptable to the Company, that the transfer is exempt from registration under the Securities Act.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                    AAMES FINANCIAL CORPORATION



                                    By:  /s/ Cary H. Thompson
                                         ---------------------------------------
                                         Name: Cary H. Thompson
                                         Title: Chief Executive Officer



                                    TURTLE CREEK REVOCABLE TRUST



                                    By:  /s/ Gerald J. Ford
                                         ---------------------------------------
                                         Name: Gerald J. Ford
                                         Title: Trustee

                                                                       EXHIBIT A


                           FORM OF WARRANT CERTIFICATE

                           ---------------------------

                           ---------------------------


            THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND ANY SECURITIES WHICH MAY BE ISSUED UPON EXERCISE OF THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND ARE SUBJECT TO THE TERMS OF THE WARRANT AGREEMENT, DATED AS OF MARCH 19, 1998 BY AND BETWEEN AAMES FINANCIAL CORPORATION AND _____________ (THE "WARRANT AGREEMENT"). THESE SECURITIES AND ANY SECURITIES WHICH MAY BE ISSUED UPON EXERCISE OF THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR ANY EXEMPTION THEREFROM UNDER SAID ACT OR OTHERWISE THAN IN ACCORDANCE WITH THE WARRANT AGREEMENT. A COPY OF THE WARRANT AGREEMENT MAY BE OBTAINED FROM AAMES FINANCIAL CORPORATION.

                           ---------------------------

            This Warrant Certificate certifies that
_____________________________ , or any registered and permitted assigns, is the Registered Holder (as hereinafter defined) of __________ warrants (the "Warrants"). Each Warrant entitles the Registered Holder hereof to purchase, upon the terms and conditions set forth herein, one fully paid and nonassessable share (the "Share") of Common Stock, par value $.001 per share (the "Common Stock"), of Aames Financial Corporation, a Delaware corporation (the "Company"), in consideration of the payment by the Registered Holder of the exercise price (the "Exercise Price") at the time in effect under the Warrant Agreement (as hereinafter defined). The Exercise Price shall initially be $17.2031 per Warrant. The Exercise Price and the number of shares purchasable upon exercise of a Warrant shall be subject to adjustment as provided in Section 8 of the Warrant Agreement. Any or all of the Warrants shall expire on April 19, 2001 (the "Expiration Date"). After the Expiration Date, unexercised Warrants will be wholly void and of no value. The Warrants represented hereby may be exercised by the Registered Holder on any business day, as defined in the Warrant Agreement, beginning on the date of a Purchase Event (as defined in the Warrant Agreement) and on or prior to the close of business on the Expiration Date upon payment of the Exercise Price multiplied by the number of such Warrants being exercised (the "Aggregate Exercise Price") in cash, by cashier's check payable to the order of the Company or by wire transfer to the Company's account of immediately available funds, and upon proper execution of the Form of Exercise attached hereto and surrender of this Warrant Certificate at the corporate executive offices of the Company at 350 South Grand Avenue, 52nd Floor, Los Angeles, California 90071. The Exercise Price and the number of shares of Common Stock and the type and amount of other securities or other property purchasable upon exercise of each Warrant may as of the date of this Warrant Certificate have been, or may after such date be, adjusted as a result of the occurrence of certain events, as more fully provided in the Warrant Agreement.

            The Warrant or Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Stock Purchase Agreement, dated March 19, 1998, by and among the Company and the Purchaser and whose terms and provisions are governed by the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for the description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the Purchaser or such other registered holder of the Warrants to whom transfer is authorized in accordance with the terms of the Warrant Agreement (the Purchaser and such other registered holder are referred to herein individually as the "Registered Holder" and, collectively, as the "Registered Holders") to all of which the Registered Holder of the Warrants represented by this Warrant Certificate, by acceptance hereof, consents. Copies of the Warrant Agreement are on file and available for inspection and can be obtained from or at the corporate executive offices of the Company.

            Subject to the provisions of the Warrant Agreement, (i) upon such surrender of this Warrant Certificate and payment of the Aggregate Exercise Price with respect to the Warrant or Warrants being exercised on or prior to the close of business on the Expiration Date, the Company shall deliver or cause to be delivered to the Registered Holder surrendering this Warrant Certificate certificates for the shares of Common Stock, certificates or other appropriate instruments for any other securities, and such other property issuable upon the exercise of the Warrant or Warrants evidenced by this Warrant Certificate, in such name or names as the Registered Holder of this Warrant Certificate that are being exercised shall designate on the Form of Exercise attached hereto; and (ii) such shares of Common Stock, securities and other property shall be deemed to have been issued, and any person so designated therein shall be deemed to have become, the holder of record of such shares of Common Stock, securities or property as of the date of the surrender of this Warrant Certificate and payment of the Aggregate Exercise Price.

            All or fewer than all of the Warrants evidenced by this Warrant Certificate may be exercised on any occasion. In the event that fewer than all of the Warrants represented by this Warrant Certificate are exercised, upon such exercise the Company shall execute and deliver to the Registered Holder thereof or, subject to Section 4 of the Warrant Agreement, such person or entity as shall be designated in the Form of Exercise attached hereto a new Warrant Certificate representing the Warrants not so exercised.

            Transfers of the Warrant shall only be made in accordance with the Warrant Agreement.

            The Company may deem and treat the Registered Holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof, any distribution to the Registered Holder hereof and for all other purposes, and the Company shall not be affected in any way by any notice to the contrary.

            This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

            Signatures on exercises and assignments of the Warrant represented by this Warrant Certificate must, unless waived by the Company, be guaranteed by a bank or trust company having an office or correspondent in the United States or by a broker or dealer that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc.

            IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its official seal by its President or any Vice President and attested to by its Secretary or any Assistant Secretary.

Dated:  ____________, 1998


                                            AAMES FINANCIAL CORPORATION



                                            By: __________________________



Attest:



-------------------------



         [SEAL]

                                FORM OF EXERCISE

                    (To be executed upon exercise of Warrant)

            The undersigned hereby irrevocably elects to exercise _______ Warrants represented by this Warrant Certificate, entitling the undersigned to purchase ________ shares of Common Stock, par value $.001 per share (the "Common Stock"), of Aames Financial Corporation, a Delaware corporation (the "Company"), and such other securities or property issuable upon exercise of such Warrants in accordance with the terms of the Warrant Agreement, dated as of March 19, 1998, between the Company and ___________, and herewith tenders payment for such Warrants in the amount of $_________ payable in cash, by cashier's check payable to the order of the Company or by wire transfer to the Company's account of immediately available funds.

            The undersigned requests that certificates for shares of Common Stock and certificates or other instruments for other securities, and other property issuable upon exercise of the Warrant be registered in the name of _______________________ whose address is _____________________________________
and that such certificates and other instruments and property be delivered to _________________________________ whose address is
_____________________________________. If said number of Warrants is less than all of the Warrants represented by this Warrant Certificate, the undersigned requests that a new Warrant Certificate representing the remaining balance of the Warrants be registered in the name of _______________________ whose address is _____________________________________ and that such Warrant Certificate be delivered to __________________________ whose address is
___________________________________.

            [The undersigned hereby certifies that it is acquiring the shares of Common Stock issuable upon the exercise of the Warrants for its own account and is an "accredited investor" as defined in Rule 501 to the Securities Act of 1933, as amended (the "Securities Act"), and has no intention of distributing the shares of Common Stock issuable upon the exercise of the Warrants in violation of the Securities Act or applicable state securities or "blue sky" laws.].


Dated:

                                       Signature: ________________________
                                       (Signature must conform in all respects
                                       to the name of the Registered Holder as
                                       specified on the face of the Warrant
                                       Certificate.)


----------------------------------
(Social Security or Other
Taxpayer Identification
Number of Registered Holder)



----------
* Required if the shares of Common Stock issuable upon exercise of the Warrants are not registered under the Securities Act for issuance and sale by the Company.

                                                                       EXHIBIT B


                              [FORM OF ASSIGNMENT]

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

                        --------------------------------
                        --------------------------------
                        --------------------------------

                  (Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________, attorney to transfer this Warrant Certificate on the books of ____________________, with full power of substitution.

            [The undersigned hereby certifies that the acquisition by the transferee of the Warrants evidenced by this Warrant Certificate was effected in a transaction exempt from the registration provisions in Section 5 of the Securities Act of 1933 (as amended (the "Securities Act") and was effected in a transaction that was not a distribution, without the use of general advertising or general solicitation, to a person or entity that the undersigned, in his best a person or entity that the undersigned, in his best knowledge, believes to be an "accredited investor" (as defined in Rule 501 to the Securities Act and not an underwriter (as defined in Section 2(II) of the Securities Act.]*

Dated:

                                       Signature: ___________________ (Signature
                                       must conform in all respects to the name of the Registered Holder as specified on the face of the Warrant Certificate.)

------------------------------
(Insert Social Security or
Other Identifying Number of
Assignee)


            [The aforesaid assignee hereby certifies that such assignee is an "accredited investor" as defined in Rule 501 to the Securities Act, is acquiring the Warrants for its own account and has no intention of distributing the Warrants or shares of Common Stock issuable upon the exercise of the Warrants in violation of the Securities Act or applicable state securities or "blue sky" laws.]*

            By accepting this assignment, the aforesaid assignee shall be entitled to the benefits of and hereby agrees to be bound by all of the terms and conditions of the Warrant Agreement.


Agreed and Accepted as of __________________:


------------------------------


* Required if the Warrants are not registered under the Securities Act for resale by registered holders.